FIRST TRUST EXCHANGE-TRADED FUND III
                FIRST TRUST PREFERRED SECURITIES AND INCOME ETF
                                  (the "Fund")
                          SUPPLEMENT TO THE PROSPECTUS
                              DATED MARCH 3, 2014,

                       AS SUPPLEMENTED ON MARCH 31, 2014

                              DATED APRIL 24, 2014

Notwithstanding anything to the contrary in the prospectus, the Fund will not invest in securities of registered open-end investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or Section 12(d)(1)(G) of the Investment Company Act of 1940, as amended.





   PLEASE KEEP THIS SUPPLEMENT WITH YOUR FUND PROSPECTUS FOR FUTURE REFERENCE


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                      FIRST TRUST EXCHANGE-TRADED FUND III
                FIRST TRUST PREFERRED SECURITIES AND INCOME ETF
                                  (the "Fund")
                          SUPPLEMENT TO THE PROSPECTUS
                              DATED MARCH 3, 2014

                              DATED MARCH 31, 2014

1. Notwithstanding anything to the contrary in the prospectus, the eighth paragraph of the section entitled "Principal Investment Strategies" in the prospectus for the Fund is revised to add the following after the last sentence:


"The 15% restriction on the Fund's investments in Rule 144A securities shall be eliminated on or about June 10, 2014."





   PLEASE KEEP THIS SUPPLEMENT WITH YOUR FUND PROSPECTUS FOR FUTURE REFERENCE